UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 3, 2017

Citius Pharmaceuticals, Inc.
(Exact name of registrant as specified in its charter)

Nevada

(State or other jurisdiction of incorporation)

333-206903	27-3425913
(Commission File Number)	(IRS Employer Identification No.)

11 Commerce Drive, 1st Floor, Cranford, NJ	07016
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (908) 967-6677

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On August 3, 2017, Citius Pharmaceuticals, Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Aegis Capital Corp., as representative (the “Representative”) of the underwriters (the “Underwriters”) named therein, relating to a firm commitment underwritten public offering of 1,648,484 shares of the Company’s common stock (the “Common Stock”) and warrants (the “Warrants”) to purchase up to an aggregate of 1,648,484 shares of Common Stock at a price to the public of $4.125 per share. The Warrants will have a per share exercise price of $4.125, are exercisable immediately and will expire five years from the date of issuance. The Company also granted the Underwriters a 45-day option to purchase up to an additional 247,272 shares of Common Stock and 247,272 additional Warrants to cover over-allotments, if any.

Aegis Capital Corp. is acting as sole book-running manager for the offering and Dawson James Securities, Inc. is acting as co-Manager for the offering, which is a firm commitment underwritten public offering pursuant to a registration statement on Form S-1 (File No. 333-217956) and a related prospectus filed with the Securities and Exchange Commission, which became effective on August 2, 2017.

Pursuant to the Underwriting Agreement, the Company will pay the Underwriters a commission equal to 7.0% of the gross proceeds of the offering and will also issue the Representative a warrant (the “Representative’s Warrant”) to purchase an aggregate of 65,940 shares of Common Stock, with an exercise price of $4.5375, which is equal to 110% of the public offering price per share. The Representative’s Warrant will be exercisable commencing on August 3, 2018 and will expire five years following the effectiveness of the registration statement.

The Underwriting Agreement contains customary representations, warranties and agreements by the Company, and customary conditions to closing, indemnification obligations of the Company and the Underwriters, including for liabilities under the Securities Act of 1933, as amended, other obligations of the parties, and termination provisions.

In connection with the offering, the Company also entered into a warrant agent agreement (the “Warrant Agent Agreement”) dated August 3, 2017 with VStock Transfer, LLC (“VStock”) for VStock to act as warrant agent for the Warrants.

A copy of the Underwriting Agreement is attached as Exhibit 1.1 and is incorporated herein by reference. The foregoing description of the Underwriting Agreement is not complete and is qualified in its entirety by reference to Exhibit 1.1. The prospectus relating to the offering has been filed with the Securities and Exchange Commission.

Copies of the Warrant Agent Agreement and the form of Representative’s Warrant are filed hereto as Exhibit 4.1 and Exhibit 4.2, respectively. The foregoing descriptions of the Warrant Agent Agreement and the form of Representative’s Warrant are not complete and are qualified in their entirety by reference to Exhibit 4.1 and Exhibit 4.2, respectively.

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Item 8.01. Other Material Information.

On August 3, 2017, Citius Pharmaceuticals, Inc. issued a press release entitled “Citius Pharmaceuticals, Inc. Prices $6,800,000 Public Offering and Listing on the Nasdaq Capital Market”. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description of Exhibit

1.1	Underwriting Agreement dated August 3, 2017 between Citius Pharmaceuticals, Inc. and Aegis Capital Corp.

4.1	Warrant Agent Agreement dated August 3, 2017 between Citius Pharmaceuticals, Inc. and VStock Transfer, LLC

4.2	Form of Representative’s Warrant

99.1	Press Release dated August 3, 2017

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CITIUS PHARMACEUTICALS, INC.

Date: August 4, 2017	By:	/s/ Myron Holubiak
Myron Holubiak
President and Chief Executive Officer

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